UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 - Hawaiian Electric Industries, Inc. (HEI)

1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - Hawaiian Electric

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2024, Hawaiian Electric Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc. and Guggenheim Securities, LLC (the “Underwriters”), pursuant to which the Company agreed to sell 54,054,054 shares of the Company’s common stock, without par value (“Common Stock”), at a public offering price of $9.25 per share (the “Offering”). In connection with the Offering, the Company granted the Underwriters an option to purchase up to an additional 8,108,108 shares of Common Stock (the “Optional Shares”). The Company expects to receive net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated Offering expenses payable by the Company, of approximately $485 million.

 The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

 The sale of Common Stock will be made pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-282206), as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2024, and a final prospectus supplement, to be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

 The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events.

On September 23, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

 In connection with the Offering, the legal opinion as to the legality of the Common Stock to be sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 23, 2024, by and among Hawaiian Electric Industries, Inc. and Wells Fargo Securities, LLC and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto.
5.1	Opinion of Kurt K. Murao, Esq.
23.1	Consent of Kurt K. Murao, Esq. (included in Exhibit 5.1)
99.1	Press release issued by Hawaiian Electric Industries, Inc., dated September 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President,	Senior Vice President,
Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer

Date: September 24, 2024	Date: September 24, 2024